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                                EXHIBIT INDEX

(a)(3) Articles of Amendment to the Articles of Incorporation, dated April 21, 2006.

(d)(1) Investment Management Services Agreement, amended and restated, dated May 1, 2006.

(d)(10) Subadvisory Agreement between RiverSource Investments, LLC and AIG Global Investment Corp., dated April 24, 2006.

(d)(11) Subadvisory Agreement between RiverSource Investments, LLC and Batterymarch Financial Management Inc., dated April 24, 2006.

(d)(12) Subadvisory Agreement between RiverSource Investments, LLC and Principal Global Investors, LLC, dated April 24, 2006.

(p)(3) Code of Ethics, update June 2006, adopted under Rule 17j-1 for RiverSource International Select Value Fund's Subadviser, AllianceBernstein, L.P.

(p)(4) Code of Ethics, dated Nov. 14, 2003, adopted under Rule 17j-1 for RiverSource International Aggressive Growth Fund's Subadviser, Columbia Wanger Asset Management, L.P.

(p)(6)   Code of Ethics adopted under Rule 17j-1 for RiverSource
         International Equity Fund's Subadviser, Marsico Capital Management, LLC, dated Feb. 2006.

(p)(7)   Code of Ethics adopted under Rule 17j-1 for RiverSource
         International Small Cap Fund's Subadviser, AIG Global Investment Corp., effective Feb. 5, 2005, amended May 10, 2005 and Sept. 2, 2005.

(p)(8)   Code of Ethics adopted under Rule 17j-1 for RiverSource
         International Small Cap Fund's Subadviser, Batterymarch Financial Management, Inc., dated Feb. 1, 2005.

(p)(9)   Code of Ethics adopted under Rule 17j-1 for RiverSource
         International Aggressive Growth Fund's Subadviser, Principal Global Investors, LLC, dated Dec. 19, 2005.

(q)(1) Directors/Trustees Power of Attorney to sign Amendments to Registration Statement, dated April 12, 2006.